                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                            WORLDWIDE SUBSIDIARY LIST

                                                          PERCENTAGE    STATE/COUNTRY OF
                                                          OWNERSHIP*      INCORPORATION
                                                          ----------    ----------------
Fairchild Semiconductor Corporation                          100%       Delaware
Fairchild Semiconductor Corporation of California            100%       Delaware
Fairchild Semiconductor Limited                              100%       United Kingdom
Fairchild Semiconductor GmbH                                 100%       Germany
Fairchild Semiconductor Srl                                  100%       Italy
Fairchild Semiconductor Japan Ltd.                           100%       Japan
Fairchild Semiconductor Hong Kong Limited                    100%       Hong Kong
Fairchild Semiconductor Hong Kong (Holdings) Limited         100%       Hong Kong
Fairchild Semiconductor Asia Pacific Pte. Ltd.               100%       Singapore
Fairchild Semiconductor (Malaysia) Sdn. Bhd.                 100%       Malaysia
Fairchild Korea Semiconductor Ltd.                           100%       South Korea
Fairchild Korea Trading Company                              100%       South Korea
Kota Microcircuits, Inc.                                     100%       Colorado
Fairchild Semiconductors de Mexico S.de R.L. de C.V.         100%       Mexico
Fairchild Semiconductor SARL                                 100%       France
QT Optoelectronics, Inc.                                     100%       Delaware
QT Optoelectronics                                           100%       California
Fairchild Semiconductor (Optoelectronics) Sdn. Bhd.          100%       Malaysia
Fairchild Semiconductor (Optoelectronics) Pte. Ltd.          100%       Singapore
Fairchild Semiconductor (Wuxi) Co. Ltd.                      100%       P.R. China
Fairchild Semiconductor Mauritius Ltd.                       100%       Mauritius
Fairchild Semiconductor Mauritius (Trading) Ltd.             100%       Mauritius
Fairchild Semiconductor Mauritius (Consultancy) Ltd.         100%       Mauritius
Fairchild Semiconductor (Suzhou) Co., Ltd.                   100%       P.R. China
Fairchild Semiconductor (Shanghai) Co., Ltd                  100%       P.R. China
Fairchild Semiconductor Technology (Shanghai) Co., Ltd       100%       P.R. China
Fairchild Semiconductor (Philippines), Inc.                  100%       Philippines
Fairchild Semiconductor (Bermuda) Ltd.                       100%       Bermuda
Fairchild Semiconductor Pte. Ltd.                            100%       Singapore

* Certain nominal shares are held by individual employees in certain jurisdictions to satisfy requirements of applicable national laws.